EXHIBIT 32
Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     Each of the undersigned, the Chief Executive Officer and Chief Financial Officer of QLogic Corporation (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) the Quarterly Report on Form 10-Q of the Company for the quarter ended September 28, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ H.K. DESAI
H.K. Desai
Chief Executive Officer

/s/ Simon Biddiscombe
Simon Biddiscombe
Chief Financial Officer

Dated: October 29, 2008
     The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, except to the extent that the Company specifically incorporates it by reference and regardless of any general incorporation language in such filing.